Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

United States Cellular Corporation
(Exact Name of Registrant as Specified in its Charter)

Carry Forward Securities

Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Debt	Senior Debt Securities	Rule 415(a)(6)	(2)	(2)	(2)	(2)	(2)	S-3	333-256196	5/20/21
Debt	Subordinated Debt Securities	Rule 415(a)(6)	(2)	(2)	(2)	(2)	(2)	S-3	333-256196	5/20/21
Equity	Preferred Stock, $1.00 par value per share	Rule 415(a)(6)	(2)	(2)	(2)	(2)	(2)	S-3	333-256196	5/20/21
Equity	Depositary Shares	Rule 415(a)(6)	(2)	(2)	(2)	(2)	(2)	S-3	333-256196	5/20/21
Unallocated (Universal Shelf)		Rule 415(a)(6)			$1,000,000,000 (3)						$109,100
Total Offering Amounts					$1,000,000,000 (3)		(3)
Total Fees Previously Paid							$109,100
Total Fee Offsets							N/A
Net Fee Due							$0

(1) This Registration Statement also covers (i) contracts which may be issued by the Registrant in connection with the issuance of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares, including contracts for the delayed delivery of such securities and (ii) such indeterminate amount of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares that may be remarketed under a remarketing arrangement. No additional consideration will be received by the registrant for any such contracts or remarketed securities.

(2) Filing fee is calculated pursuant to Rule 457(o) under the Securities Act of 1933. The number of units and proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder, provided that in no event will the aggregate offering price of the securities issued under this Registration Statement exceed $1,000,000,000, or the equivalent thereof in one or more foreign or composite currencies.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $1,000,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-256196), which was declared effective on May 20, 2021 (the “Prior Registration Statement”). The $109,100 registration fee previously paid in connection with the registration of such Unsold Securities will continue to be applied to such Unsold Securities and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.